AGREEMENT AND PLAN OF MERGER

                                      AMONG

                           THE FAIRCHILD CORPORATION,

                            SPECIAL-T FASTENERS, INC.

                                       AND

                         EDWARDS & LOCK MANAGEMENT CORP.

                                JANUARY 28, 1998


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                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I

                                     MERGER

   1.1  The Merger............................................................1
   1.2  Filing................................................................2
   1.3  Effective Time of the Merger..........................................2

                                   ARTICLE II

               CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORSHIP

   2.1  Certificate of Incorporation..........................................2
   2.2  By-Laws...............................................................2
   2.3  Directorship..........................................................2

                                   ARTICLE III

                              CONVERSION OF SHARES

   3.1  Conversion............................................................3
   3.2  Conversion Procedure..................................................3
   3.3  Fractional Shares.....................................................4

                                   ARTICLE IV

                          CERTAIN EFFECTS OF THE MERGER

   4.1  Effect of the Merger..................................................4
   4.2  Further Assurances....................................................5

                                    ARTICLE V

                          TRANSACTION PRICE ADJUSTMENT

   5.1  Transaction Price Adjustment..........................................5

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                                   ARTICLE VI

             REPRESENTATIONS AND WARRANTIES OF FASTENERS AND EDWARDS

   6.1  Organization and Qualification........................................8
   6.2  Capital Stock of Subsidiaries.........................................9
   6.3  Capitalization........................................................9
   6.4  Authority Relative to This Agreement..................................9
   6.5  No Violations, etc...................................................10
   6.6  Financial Statements.................................................12
   6.7  Absence of Changes or Events.........................................12
   6.8  Litigation...........................................................13
   6.9  Insurance............................................................13
   6.10 Title to and Condition of Properties.................................14
   6.11 Leases...............................................................14
   6.12 Contracts and Commitments............................................14
   6.13 Labor Matters........................................................14
   6.14 Compliance with Law..................................................15
   6.15 Board Recommendation.................................................15
   6.16 Employment and Labor Contracts.......................................15
   6.17 Patents and Trademarks...............................................16
   6.18 Taxes 16
   6.19 Employee Benefit Plans; ERISA........................................17
   6.20 Environmental Matters................................................18
   6.21 Disclosure...........................................................20
   6.22 Absence of Undisclosed Liabilities...................................20
   6.23 Finders or Brokers...................................................20
   6.24 Inventory............................................................21

                                   ARTICLE VII

      REPRESENTATIONS AND WARRANTIES OF FAIRCHILD SUBSIDIARY AND FAIRCHILD

   7.1  Organization and Qualification.......................................21
   7.2  Capital Stock of Subsidiaries........................................22
   7.3  Capitalization.......................................................22
   7.4  Authority Relative to This Agreement.................................22
   7.5  No Violations, etc...................................................23
   7.6  Commission Filings; Financial Statements.............................24
   7.7  Absence of Changes or Events.........................................26
   7.8  Board Recommendation.................................................27
   7.9  Disclosure...........................................................27
   7.10 Finders or Brokers...................................................27
   7.11 Litigation...........................................................27
   7.12 Fairchild Subsidiary.................................................28


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                                                                            Page
                                  ARTICLE VIII

               CONDUCT OF BUSINESS OF FASTENERS PENDING THE MERGER

   8.1  Conduct of Business of Fasteners Pending the Merger..................28

                                   ARTICLE IX

                            COVENANTS AND AGREEMENTS

   9.1  Additional Agreements; Cooperation...................................30
   9.2  Publicity............................................................31
   9.3  No Solicitation......................................................31
   9.4  Access to Information................................................31
   9.5  Bank Consent.........................................................32
   9.6  Notification of Certain Matters......................................32
   9.7  Fees and Expenses....................................................32
   9.8  Delivery of Additional Financial Statements..........................33
   9.9  Supplemental Disclosure..............................................33
   9.10 Taxes................................................................33
   9.11 Option on Building...................................................35

                                    ARTICLE X

                              CONDITIONS TO CLOSING

   10.1  Conditions to Obligations of Each Party to Effect the Merger........35
   10.2  Additional Conditions to Obligations of Fairchild...................36
   10.3  Additional Conditions to Obligations of Fasteners...................37

                                   ARTICLE XI

                                   TERMINATION

   11.1  Termination.........................................................38
   11.2  Effect of Termination...............................................39

                                   ARTICLE XII

                          SURVIVAL AND INDEMNIFICATION

   12.1  Survival of Representations and Warranties..........................39


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                                                                            Page

   12.2  Indemnification by Fairchild Subsidiary and Fairchild...............40
   12.3  Indemnification by Edwards..........................................41
   12.4  Set-Off.............................................................42

                                  ARTICLE XIII

                                  MISCELLANEOUS

   13.1  Closing and Waiver..................................................43
   13.2  Notices.............................................................43
   13.3  Counterparts........................................................44
   13.4  Interpretation......................................................44
   13.5  Variations and Amendment............................................45
   13.6  No Third Party Beneficiaries........................................45
   13.7  Governing Law.......................................................45
   13.8  Entire Agreement....................................................45
   13.9  No Recourse Against Others..........................................45
   13.10 Validity............................................................46
   13.11 Schedules...........................................................46


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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of January 28, 1998, by and among Special-T Fasteners, Inc., a Delaware corporation ("Fairchild Subsidiary"), The Fairchild Corporation, a Delaware corporation ("Fairchild"), Robert Edwards ("Edwards") and Edwards & Lock Management Corp., dba Special T Fasteners, a California corporation ("Fasteners").

                              W I T N E S S E T H :

     WHEREAS, the Boards of Directors of Fairchild Subsidiary and Fasteners have approved the merger of Fasteners with and into Fairchild Subsidiary (the "Merger") upon the terms and subject to the conditions set forth herein and in accordance with the laws of the State of Delaware;

     WHEREAS, Fairchild is the sole owner of all of the outstanding common stock of Fairchild Subsidiary and has approved the Merger upon the terms and subject to the conditions set forth herein;

     WHEREAS, Edwards is the sole owner of all of the outstanding capital stock of Fasteners and has approved the Merger upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE I

                                     MERGER

     1.1 The Merger. At the Effective Time (as hereinafter defined), Fasteners shall be merged with and into Fairchild Subsidiary as provided herein. Thereupon, the corporate existence of Fairchild Subsidiary, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger, and the corporate identity and existence, with all the purposes, powers and objects, of Fasteners shall be merged with and into Fairchild Subsidiary and Fairchild Subsidiary as the corporation surviving the Merger shall be fully vested therewith. The separate existence and corporate organization of Fasteners shall cease upon the Merger becoming effective as


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                                      -2-


          herein provided and thereupon Fairchild Subsidiary and Fasteners shall be a single corporation, Fairchild Subsidiary (herein sometimes called the "Surviving Corporation").

     1.2 Filing. As soon as practicable after fulfillment or waiver of the conditions set forth in Sections 10.1, 10.2 and 10.3 or on such later date as may be mutually agreed to between Fairchild Subsidiary and Fasteners, the parties hereto will (i) cause to be filed with the office of the Secretary of State of the State of Delaware, a certificate of merger (the "Delaware Certificate of Merger"), in such form as required by, and executed in accordance with, the relevant provisions of the Delaware General Corporation Law (the "DGCL"), and (ii) cause to be filed with the office of the Secretary of State of California, a certificate of merger (the "California Certificate of Merger"), in such form as required by, and executed in accordance with, the relevant provision of the California General Corporation Law (the "CGCL").

     1.3 Effective Time of the Merger. The Merger shall be effective at the time of the filing of each of the Delaware Certificate of Merger and the California Certificate of Merger, or at such later time specified in such Certificates of Merger, which time is herein sometimes referred to as the "Effective Time" and the date thereof is herein sometimes referred to as the "Effective Date."


                                   ARTICLE II

               CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORSHIP

     2.1 Certificate of Incorporation. The Certificate of Incorporation of Fairchild Subsidiary shall be the Certificate of Incorporation of the Surviving Corporation.

     2.2 By-Laws. The By-Laws of Fairchild Subsidiary shall be the By-Laws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with law, the Certificate of Incorporation of the Surviving Corporation or said By-Laws.

     2.3 Directorship. At or prior to the Effective Time, Edwards shall be elected to the Board of Directors of Fairchild and shall be entitled to remain on the Board of Directors for such period of time as Edwards owns 50% or more of the Fairchild Common Stock (as hereinafter defined) acquired by Edwards pursuant to the Merger.



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                                      -3-


                                   ARTICLE III

                              CONVERSION OF SHARES

     3.1 Conversion.

     (a) At the Effective Time the issued shares of capital stock of Fasteners shall, by virtue of the Merger and without any action on the part of the holder thereof, become and be converted as follows: each outstanding share of common stock, no par value, of Fasteners (the "Fasteners Common Stock") shall be converted into and become the right to receive a Pro Rata Amount (as defined below) of the Merger Consideration (as defined below). "Merger Consideration" means (x) shares of Class A Common Stock, $0.10 par value per share, of Fairchild (the "Fairchild Common Stock") having a market value of $23,500,000 based on the Closing Date Market Price (as defined in Section 3.1(b)) except as set forth in Section 3.1(b) (the "Closing Date Market Price Shares") and (y) $23,000,000 in cash subject to decrease as set forth in Section 3.1(b), plus interest at the rate of 10% per annum from January 1, 1998 until the Effective Time. With respect to any share of the Fasteners Common Stock, "Pro Rata Amount" means the product of the Merger Consideration multiplied by a fraction, the numerator of which is one and the denominator of which is the aggregate number of all issued and outstanding shares of the Fasteners Common Stock on the Effective Date.

     (b) If the closing price of the Fairchild Common Stock on the day immediately prior to the Effective Time (the "Closing Price") is less than the Closing Date Market Price, then the number of shares to be received as part of the Merger Consideration (the "Closing Price Shares") shall be increased such that the total number of shares received as part of the Merger Consideration is at least 50.1% of the total Merger Consideration based on the Closing Price; provided, however, that in such case the amount of cash to be received as part of the Merger Consideration shall be reduced by an amount in cash equal to the product of the Closing Date Market Price multiplied by the difference between the Closing Price Shares and the Closing Date Market Price Shares. "Closing Date Market Price" means, with respect to one share of Fairchild Common Stock, the average closing price for such share as reported on the New York Stock Exchange for the 20 most recent trading days ending on the fifth day prior to the Effective Time.

     3.2 Conversion Procedure. At the Effective Time, each holder of Fasteners Common Stock (a "Stockholder") shall


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deliver to Fairchild Subsidiary certificates representing all of the shares of
Fasteners Common Stock owned by such Stockholder (the "Shares"), duly endorsed in blank for transfer or accompanied by duly executed blank stock powers together with all necessary stock transfer stamps affixed thereto at the expense of such Stockholder and such other instruments as shall reasonably be required by Fairchild Subsidiary to transfer to Fairchild Subsidiary all right, title and interest in and to the Shares, free and clear of any lien or other encumbrance, and in exchange therefor each Stockholder shall receive its Pro Rata Amount of the Merger Consideration.

     3.3 Fractional Shares. No fraction of Fairchild Common Stock shall be issued in the Merger. In lieu of any such fractional shares, each holder of Fasteners Common Stock, who would otherwise have been entitled to a fraction of Fairchild Common Stock pursuant to this Article III will be paid an amount in cash (without interest) equal to the value of such fractional shares as determined by this Article III, provided that in no event will the total amount of cash paid hereunder exceed 49.9% of the aggregate consideration hereunder.


                                   ARTICLE IV

                          CERTAIN EFFECTS OF THE MERGER

     4.1 Effect of the Merger. On and after the Effective Time and pursuant to the DGCL and the CGCL, the Surviving Corporation shall possess all the rights, privileges, immunities, powers, and purposes of each of Fairchild Subsidiary and Fasteners; all the property, real and personal, including subscriptions to shares, causes of action and every other asset (including books and records) of Fairchild Subsidiary and Fasteners, shall vest in the Surviving Corporation without further act or deed; and the Surviving Corporation shall assume and be liable for all the liabilities, obligations and penalties of Fasteners; provided, however, that this shall in no way impair or affect the indemnification obligations of any party pursuant to the indemnification provisions of this Agreement. No liability or obligation due or to become due and no claim or demand for any cause existing against either Fairchild Subsidiary or Fasteners, or any stockholder, officer or director thereof, shall be released or impaired by the Merger, and no action or proceeding, whether civil or criminal, then pending by or against Fairchild Subsidiary or Fasteners, or any stockholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compro-


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                                      -5-


mised as if the Merger had not occurred, and the Surviving Corporation may be substituted in any such action or proceeding in place of Fairchild Subsidiary or Fasteners.

     4.2 Further Assurances. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of Fairchild Subsidiary or Fasteners, the officers of such corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such further action.


                                    ARTICLE V

                          TRANSACTION PRICE ADJUSTMENT

     5.1 Transaction Price Adjustment.

     (a) As soon as practicable, but in no event later than 60 days following the Effective Date, the Surviving Corporation shall prepare and deliver to Edwards and Fairchild (i) a balance sheet of the Surviving Corporation as of the close of business on December 31, 1997, and the related statements of income, shareholders' equity and cash flows for the Surviving Corporation for the period from April 1, 1997 to December 31, 1997, (ii) the audited balance sheets of the Surviving Corporation as of the close of business on December 31, 1997, and the related statements of income, shareholders' equity and cash flows (including the footnotes thereto) for the period from April 1, 1997 to December 31, 1997, which shall be audited by Arthur Andersen LLP, together with the related audit report of such firm, and (iii) a calculation of the Working Capital (as defined below) (collectively, the "Year End Statements"). The Year End Statements shall be prepared in accordance with GAAP (as hereinafter defined). In connection with the preparation of the Year End Statements, on a date not more than six days prior to Effective Date, which date is a date acceptable to Fairchild and Edwards, each of Fairchild and Edwards and their respective representatives shall have the right to observe a physical count by Arthur Andersen LLP of all inventory of the Surviving Corporation. For purposes of this Agreement, GAAP shall mean accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect from time


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                                      -6-


to time, and (b) applied on a basis consistent with prior periods.

     (b) During the preparation of the Year End Statements and the period of any dispute within the contemplation of this Section 5.1, the Surviving Corporation shall (i) provide Edwards and Edwards' authorized representatives with reasonable access to the books, records, facilities and employees of the Surviving Corporation but without unreasonably interfering with the operations of the Surviving Corporation, (ii) provide Edwards as soon as reasonably practicable after the Effective Date (but in no event later than 30 days after the Effective Date) with financial information comparable to normal month-end closing financial information for the period ending on the Effective Date and
(iii) cooperate with Edwards' authorized representatives, including the provision on a timely basis of all information reasonably necessary or useful in preparing the Year End Statements.

     (c) Edwards and Fairchild shall have 30 days to review the Year End Statements after receipt thereof. Edwards and its authorized representatives shall have reasonable access to all relevant books and records, employees and accountants of the Surviving Corporation to the extent required to complete its review of the Year End Statements. Unless Edwards or Fairchild delivers written notice to the Surviving Corporation on or prior to the 30th day after receipt of the Year End Statements of Edwards' or Fairchild's objection to the Year End Statements and specifying in reasonable detail all disputed items and the basis therefor, Edwards or Fairchild shall be deemed to have accepted and agreed to the Year End Statements. If Edwards or Fairchild so notifies the Surviving Corporation of its objection to the Year End Statements, Edwards and Fairchild shall, within 30 days following such notice (the "Resolution Period"), attempt to resolve their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

     (d) If, at the conclusion of the Resolution Period, any amounts remain in dispute, then all such amounts remaining in dispute shall be submitted to Ernst & Young LLP (the "Neutral Auditors"). Each of Edwards, Fairchild and the Surviving Corporation agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. In the event that Edwards, Fairchild and the Surviving Corporation are unable to engage the Neutral Auditors within five days after the conclusion of the Resolution Period then they shall engage Deloitte & Touche LLP to act as alternative neutral auditors (the


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                                      -7-


"Alternative Neutral Auditors"). All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors or the Alternative Neutral Auditors, as the case may be, shall be borne (i) 50% by Edwards and (ii) 50% by the Surviving Corporation. The Neutral Auditors or the Alternative Neutral Auditors, as the case may be, shall act as an arbitrator to determine, based solely on presentations by Edwards and Fairchild, and not by independent review, only those issues still in dispute. Edwards and Fairchild shall use their reasonable best efforts to cause the determination of the Neutral Auditors or the Alternative Neutral Auditors, as the case may be, to be made within 30 days of submission as provided above, whether or not such presentation by Edwards and the Surviving Corporation have been made within such period, and shall be set forth in a written statement delivered to Edwards and the Surviving Corporation and shall be final, binding and conclusive. The term "Adjusted Year End Statements," as hereinafter used, shall mean the definitive Year End Statements agreed to by the Surviving Corporation and Edwards in accordance with Section 5.1(c) or the definitive Year End Statements resulting from the determinations made by the Neutral Auditors or the Alternative Neutral Auditors' determination, as the case may be, in accordance with this Section 5.1(d) (in addition to those items theretofore agreed to by Edwards and Fairchild), in each case, prepared in the manner set forth in the second sentence of Section 5.1(a) hereof.

     (e) The Merger Consideration shall be increased or decreased, as the case may be, as follows: (x) if the Working Capital reflected in the Adjusted Year End Statements (the "Closing Working Capital") is less than the Working Capital reflected in the March 31, 1997 audited balance sheet of Fasteners (the "Target Working Capital"), the Merger Consideration shall be decreased one dollar for every dollar difference between the Closing Working Capital and the Target Working Capital or (y) if the Closing Working Capital is greater than 115% of the Target Working Capital, the Merger Consideration shall be increased 50% for every dollar the Closing Working Capital exceeds the Target Working Capital by greater than 115% of the Target Working Capital. The amount of any net increase or decrease of the Merger Consideration pursuant to this Section 5.1(e) shall bear interest from the Effective Date through the date of payment at the rate of 30-day LIBOR plus 50 basis points. The amount of any net increase of the Merger Consideration pursuant to this Section 5.1(e), together with interest thereon, shall be allocated to Edwards as follows: 50.1% of such net increase shall be paid to Edwards in Fairchild Common Stock based on (x) the Closing Date Market Price if the Closing


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                                      -8-


Date Market Price is used to pay the Merger Consideration or (y) the Closing Price if the Closing Price is used to pay the Merger Consideration and the remainder of such increase shall be paid to Edwards in cash by the Surviving Corporation by wire transfer in immediately available funds to the account designated by Edwards within five Business Days after the Adjusted Year End Statements are agreed to or any remaining items are ultimately determined by the Neutral Auditors or the Alternative Neutral Auditors, as the case may be. The amount of any net decrease of the Merger Consideration pursuant to this Section 5.1(e), together with interest thereon, shall be allocated as follows: 50.1% of such net decrease shall be paid to Fairchild by Edwards in Fairchild Common Stock based on (x) the Closing Date Market Price if the Closing Date Market Price is used to pay the Merger Consideration or (y) the Closing Price if the Closing Price is used to pay the Merger Consideration and the remainder of such decrease shall be paid in cash by Edwards by wire transfer in immediately available funds to the account specified by the Surviving Corporation within five Business Days after the Adjusted Year End Statements are agreed to or any remaining disputed items are ultimately determined by the Neutral Auditors or the Alternative Neutral Auditors, as the case may be. For purposes of this Agreement, (i) "Working Capital" shall mean the amount, if any, by which the aggregate of the Current Assets of Fasteners exceeds the aggregate of the Current Liabilities of Fasteners; (ii) "Current Assets" shall mean all current assets of Fasteners determined in accordance with GAAP; and (iii) "Current Liabilities" shall mean the current liabilities of Fasteners determined in accordance with GAAP.


                                   ARTICLE VI

             REPRESENTATIONS AND WARRANTIES OF FASTENERS AND EDWARDS

     Fasteners and Edwards, to the best of his knowledge, severally and jointly, represent and warrant to Fairchild and Fairchild Subsidiary that:

     6.1 Organization and Qualification. Fasteners is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in Schedule 6.1, Fasteners is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the charac-


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                                      -9-


ter of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, operations, condition (financial or otherwise) or prospects of Fasteners taken as a whole (a "Fasteners Material Adverse Effect"). Fasteners is not in violation of any of the provisions of its Certificate of Incorporation (or other applicable charter document) or By-Laws. Fasteners has delivered to Fairchild accurate and complete copies of the Certificate of Incorporation (or other applicable charter document) and By-Laws, as currently in effect, of Fasteners.

     6.2 Capital Stock of Subsidiaries. Fasteners has no subsidiaries. Except for a 50% interest in Tri-Fast S.A.R.L., Fasteners does not directly or indirectly own any interest in any corporation, partnership, joint venture or other business association or entity.

     6.3 Capitalization. The authorized capital stock of Fasteners consists of 100,000 shares of Fasteners Common Stock. As of the date hereof, 45,000 shares of Fasteners Common Stock were issued and outstanding (all of which are owned by Edwards). All of such issued and outstanding shares are validly issued, fully paid and nonassessable and free of preemptive rights. There are no options, warrants, calls or agreements of any character for the issuance of additional shares of Fasteners Common Stock. There are no contracts for the authorization or issuance of any other class of securities of Fasteners, and there are no outstanding securities convertible or exchangeable into Fasteners Common Stock. Neither Edwards nor Fasteners is a party to any agreement or understanding, oral or written, which (a) grants an option or other right to acquire any of the Fasteners Common Stock or any other equitable interest in Fasteners, (b) grants a right of first refusal or other such similar right upon the sale of any of the Fasteners Common Stock, or (c) restricts or affects the voting rights of any of the Fasteners Common Stock.

     6.4 Authority Relative to This Agreement.

     (a) Fasteners has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Fas-


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                                      -10-


teners and no other corporate proceedings on the part of Fasteners are necessary to authorize this Agreement or to consummate the Merger or other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Fasteners and, assuming the due authorization, execution and delivery hereof by Fairchild Subsidiary and Fairchild, constitutes a valid and binding agreement of each of Fasteners and Edwards, enforceable against each of Fasteners and Edwards in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

     (b) Edwards has the legal capacity to execute and deliver this Agreement and to perform his obligations hereunder and to consummate the transactions contemplated hereby.

     6.5 No Violations, etc.

     (a) Assuming that all filings, permits, authorizations, consents and approvals or waivers thereof have been duly made or obtained as contemplated by
Section 6.5(b) hereof, except as listed in Schedule 6.5, neither the execution and delivery of this Agreement by Fasteners nor the consummation of the Merger or other transactions contemplated hereby nor compliance by Fasteners with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Fasteners under, any of the terms, conditions or provisions of (x) its charter or by-laws, (y) except as set forth in Schedule 6.5, any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation to which Fasteners is a party or to which it or any of its properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Fasteners or any of its properties or assets, except, in the case of clauses (i)(z) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of liens, security interests, charges or en-


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cumbrances which would not, individually or in the aggregate, either have a
Fasteners Material Adverse Effect or materially impair Fasteners' ability to consummate the Merger or other transactions contemplated hereby.

     (b) No filing or registration with, notification to and no permit, authorization, consent or approval of any governmental entity is required by Fasteners in connection with the execution and delivery of this Agreement or the consummation by Fasteners of the Merger or other transactions contemplated hereby, except (i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the California Certificate of Merger with the Secretary of State of California and (iv) such other filings, registrations, notifications, permits, authorizations, consents or approvals the failure of which to be obtained, made or given would not, individually or in the aggregate, either have a Fasteners Material Adverse Effect or materially impair Fasteners' ability to consummate the Merger or other transactions contemplated hereby. The execution and delivery of this Agreement by Edwards, the performance by Edwards of his obligations hereunder and the consummation by Edwards of the transactions contemplated hereby do not and will not require Edwards to obtain any consent, approval or action of, or make any filing with or give any notice to, any governmental or regulatory body or judicial authority except (i) in connection with the applicable requirements of the HSR Act, (ii) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the California Certificate of Merger with the Secretary of State of California and (iv) such other filings, registrations, notifications, permits, authorizations, consents or approvals the failure of which to be obtained, made or given would not, individually or in the aggregate, either have a Fasteners Material Adverse Effect or materially impair Fasteners' ability to consummate the Merger or other transactions contemplated hereby.

     (c) As of the date hereof, Fasteners is not in violation of or default under (x) its charter or bylaws, (y) except as set forth in Schedule 6.5, any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation to which Fasteners is a party or to which it or any of its properties or assets may be subject, except, in the case of clauses (y) and (z) above, for such violations or defaults which would not, individually or in the aggregate, either have a Fasteners Material Adverse Effect or materially impair Fasteners' ability to consummate the Merger or other transactions contemplated hereby.

     (d) The execution, delivery and performance by Edwards of this Agreement and the consummation by Edwards of the transactions contemplated hereby in accordance with the terms and conditions hereof will not: (i) violate, conflict with or result in the breach of any of the provisions of any material contract or other agreement to which Edwards is a party or to which Edwards or any of his assets or properties may be bound or subject or violate any existing term or provision of any material law, regulation, order, writ, judgment, injunction or decree applicable to Edwards or any of his assets or properties.

     6.6 Financial Statements. Fasteners has furnished to Fairchild (i) the audited balance sheets of Fasteners as of March 31, 1996 and March 31, 1997, the audited statements of earnings and cash flow for the years ended March 31, 1995, 1996 and 1997, the unaudited balance sheet of Fasteners as of December 31, 1997 (the "Balance Sheet") and the statement of earnings and cash flow for the nine months ended December 31, 1997 (collectively, the "Fasteners Financial Statements"). Except as set forth on Schedule 6.6, the Fasteners Financial Statements present fairly, in all material respects, the financial position and results of operations of Fasteners as of the dates thereof, all in conformity with GAAP on a basis consistently applied.

     6.7 Absence of Changes or Events. Except as set forth on Schedule 6.7, since March 31, 1997:

          (a) there has been no material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, business, operations, condition (financial or otherwise) or prospects of Fasteners other than developments affecting the general affairs, management, business, operations, condition (financial or otherwise) or prospects of the industry segment in which Fasteners operates;

          (b) there has not been any direct or indirect redemption, purchase or other acquisition of any shares of capital stock of Fasteners or any declaration, setting aside or payment of any dividend or other distribution by Fasteners in respect of its capital stock;

          (c) except in the ordinary course of its business and consistent with past practice Fasteners has not incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, or made any loans or advances to any other individual, firm or corporation;

          (d) there has not been any change in accounting methods, principles or practices of Fasteners;

          (e) except in the ordinary course of business and for amounts which are not material, there has not been any revaluation by Fasteners of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivables;

          (f) there has not been any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually or in the aggregate, have a Fasteners Material Adverse Effect; and

          (g) there has not been any agreement by Fasteners to (i) do any of the things described in the preceding clauses (a) through (f) other than as expressly contemplated or provided for in this Agreement or (ii) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Article VI untrue or incorrect.

     6.8 Litigation. Except as set forth in Schedule 6.8, there is no (i) claim, action, suit or proceeding pending or, to the best knowledge of Fasteners, threatened against or relating to Fasteners before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which Fasteners or any of its assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either have a Fasteners Material Adverse Effect or materially impair Fasteners' ability to consummate the Merger.

     6.9 Insurance. Schedule 6.9 lists all insurance policies in force on the date hereof covering the businesses, properties and assets of Fasteners, and all such policies are currently in effect. True and complete copies of all such policies have been delivered to Fairchild. Except as set forth in Schedule 6.9, Fasteners has not received notice of the cancellation of any such insurance policy.

     6.10 Title to and Condition of Properties. Except as set forth in Schedule 6.10, Fasteners has good title to all of the real property and owns outright all of the personal property (except for leased property or assets) which is reflected on the Balance Sheet except for property since sold or otherwise disposed of in the ordinary course of business and consistent with past practices. Except as set forth in Schedule 6.10, no such real or personal property is subject to claims, liens or encumbrances, whether by mortgage, pledge, lien, conditional sale agreement, charge or otherwise, except for those which would not, individually or in the aggregate, have a Fasteners Material Adverse Effect. Schedule 6.10 contains a true and complete list of all real properties owned by Fasteners.

     6.11 Leases. There has been made available to Fairchild true and complete copies of each lease requiring the payment of rentals aggregating at least $35,000 per annum pursuant to which real or personal property is held under lease by Fasteners and true and complete copies of each lease pursuant to which Fasteners leases real or personal property to others. A true and complete list of all such material leases is set forth in Schedule 6.11. All of such leases so listed are valid and subsisting and in full force and effect and are subject to no default with respect to Fasteners and, to Fasteners' knowledge, are in full force and effect and subject to no default with respect to any other party thereto, and the leased real property is in good and satisfactory condition.

     6.12 Contracts and Commitments. Other than as disclosed in Schedule 6.12, no existing contract or commitment contains an agreement with respect to any change of control that would be triggered by the Merger. Other than as set forth in Schedule 6.12, neither this Agreement, the Merger nor the other transactions contemplated hereby will result in any outstanding loans or borrowings by Fasteners becoming due, going into default or giving the lenders or other holders of debt instruments the right to require Fasteners to repay all or a portion of such loans or borrowings.

     6.13 Labor Matters. Fasteners is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of em-ployment and wages and hours, and Fasteners is not engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or, to the best knowledge of Fasteners, any labor strike or stoppage threatened) against or affecting Fasteners. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of Fasteners who are not currently organized.

     6.14 Compliance with Law. Except for matters set forth in Schedule 6.14, Fasteners has not violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its business or operations, except where any such violation or failure to comply would not, individually or in the aggregate, have a Fasteners Material Adverse Effect; the conduct of the business of Fasteners is in conformity with all federal, state and local energy, public utility and health requirements, and all other federal, state and local governmental and regulatory requirements, except where such nonconformities would not, individually or in the aggregate, have a Fasteners Material Adverse Effect. Fasteners has all permits, licenses and franchises from governmental agencies required to conduct its business as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, have a Fasteners Material Adverse Effect.

     6.15 Board Recommendation. The Board of Directors of Fasteners has, by unanimous consent at a meeting of such Board duly held on, or by written consent of such Board dated, January 26, 1998, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, determined that the Merger is fair to the holders of shares of Fasteners Common Stock and recommended that the holders of such shares of Fasteners Common Stock approve and adopt this Agreement, the Merger and the other transactions contemplated hereby.

     6.16 Employment and Labor Contracts. Fasteners is not a party to any employment, management services, consultation or other similar contract (other than sales representative, sales agent or distribution agreements) with any past or present officer, director, employee or other person or, to the best of Fasteners' knowledge, any entity affiliated with any past or present officer, director or employee or other person other than those set forth in Schedule 6.16 and other than those which (x) have a term of less than one year and

(y) involve payments of less than $30,000 per year, in each case true and complete copies of which contracts have been delivered to Fairchild, and other than the agreements executed by employees generally, the forms of which have been delivered to Fairchild.

     6.17 Patents and Trademarks. Fasteners owns or has the right to use all patents, patent applications, trademarks, trademark applications, trade names, inventions, processes, know-how and trade secrets necessary to the conduct of its business, except for those which the failure to own or have the right to use would not, individually or in the aggregate, have a Fasteners Material Adverse Effect ("Proprietary Rights"). All issued patents and trademark registrations and pending patent and trademark applications of the Proprietary Rights have previously been delivered to Fairchild. No rights or licenses to use Proprietary Rights have been granted by Fasteners except those listed in Schedule 6.17; and no contrary assertion has been made in writing to Fasteners or notice of conflict with any asserted right of others has been given by any person except those which, even if correct, would not, individually or in the aggregate, have a Fasteners Material Adverse Effect. Fasteners has not given notice of any asserted claim or conflict to a third party with respect to Fasteners' Proprietary Rights. True and complete copies of all material Proprietary Rights license agreements under which Fasteners is a licensor or licensee have been delivered to Fairchild.

     6.18 Taxes. "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, duties, levies, charges and assessments of any nature, including social security payments and deductibles relating to wages, salaries and benefits and payments to subcontractors (to the extent required under applicable Tax law), and also including all interest, penalties and additions imposed with respect to such amounts. Except as set forth in Schedule 6.18: (i) Fasteners has prepared and timely filed or will timely file with the appropriate governmental agencies all franchise, income and all other material Tax returns and reports required to be filed for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Fasteners; (ii) all material Taxes of Fasteners in respect of the pre-Merger period have been paid in full to the proper authorities, other than such Taxes as are being contested in good faith by appropriate proceedings and/or are adequately reserved for in accordance with generally accepted accounting principles; (iii) all deficiencies resulting from Tax examinations of federal, state and foreign income, sales and franchise and all other material Tax returns filed by Fasteners have either been paid or are being contested in good faith by appropriate proceedings; (iv) to the best knowledge of Fasteners, no deficiency has been asserted or assessed against Fasteners, and no examination of Fasteners is pending or threatened for any material amount of Tax by any taxing authority; (v) no extension of the period for assessment or collection of any material Tax is currently in effect and no extension of time within which to file any material Tax return has been requested, which Tax return has not since been filed; (vi) no material Tax liens have been filed with respect to any Taxes; (vii) Fasteners will not make any voluntary adjustment by reason of a change in its accounting methods for any pre-Merger period that would affect the taxable income or deductions of Fasteners for any period ending after the Effective Date; (viii) Fasteners has made timely payments of the Taxes required to be deducted and withheld from the wages paid to its employees; and (ix) to the best knowledge of Fasteners, there are no transfer pricing agreements made with any taxation authority involving Fasteners.

     6.19 Employee Benefit Plans; ERISA. (a) All employee benefit plans (as defined in Employee Retirement Income Security Act of 1974 ("ERISA") Section 3(3)), stock option and other stock-based plans, and deferred compensation and other employee benefit plans, which are maintained by Fasteners or as to which Fasteners has any direct or indirect, actual or contingent liability ("Benefit Plans") are in compliance in all material respects with the presently applicable provision of ERISA and the Internal Revenue Code of 1986, as amended the ("Code"); (b) all Benefit Plans are listed on Schedule 6.19 and copies of such plans have been provided to Fairchild; (c) there have been no prohibited transactions under the Code or ERISA with respect to any Benefit Plans; (d) with respect to each Benefit Plan intended to be qualified under Code Section 401(a), the Internal Revenue Service has issued a favorable determination letter that such plan is qualified; (e) with respect to each Benefit Plan covered by Title IV of ERISA ("Pension Plan"), there was no accumulated funding deficiency (as defined in Code Section 412) as of the last day of the plan year most recently ended, there has been no minimum funding waiver, all contributions have been made when due, and the projected benefit obligation (as defined in FAS No. 87) does not exceed the fair market value of its assets; (f) Fasteners has no present intention to terminate any Pension Plan, the PBGC has not instituted proceedings to terminate any Pension Plan and Fasteners has no knowledge of any intent of the PBGC to institute such proceedings; (g) no Benefit Plan is a multiemployer plan within the meaning of ERISA Section 4001(a)(3) or a multiple employer plan within the meaning of Code Section 413; (h) Fasteners has no liability with respect to any plans providing benefits on a voluntary basis with respect to employees employed outside the U.S. ("Foreign Plans"); (i) with respect to all Benefit Plans that are welfare plans (as defined in ERISA Section 3(1)), no such plan provides for retiree welfare benefits other than COBRA coverage, and all such plans have complied with the COBRA continuation coverage requirements of Code Section 4980B; (j) with respect to all Benefit Plans, there are no investigations or claims pending (other than routine claims for benefits); (k) the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, or increase or accelerate compensation due to any individual; and (l) Fasteners has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act.

     6.20 Environmental Matters.

     (a) Except as set forth in Schedule 6.20 and as would not be reasonably expected to have a Fasteners Material Adverse Effect:

          (i) to the best of Fasteners' knowledge, Fasteners, and the properties and assets owned, operated and leased by Fasteners, are in compliance with, and not subject to liability under, applicable Environmental Laws;

          (ii) to the best of Fasteners' knowledge, there is no Environmental Claim that is pending or threatened against Fasteners;

          (iii) to the best of Fasteners' knowledge, Fasteners has not assumed by contract or otherwise any liabilities or obligations arising under any Environmental Laws;

          (iv) to the best of Fasteners' knowledge, there are no past or present actions, activities, conditions or events, including, without limitation, the Release of any Hazardous Materials, which would reasonably be expected to prevent compliance by Fasteners with any Environmental Law, or to result in any liability of Fasteners under any Environmental Law;

          (v) no lien has been recorded under any Environmental Law with respect to any property, facility or asset currently owned by Fasteners;

          (vi) Fasteners has not received any notification that any Hazardous Materials that it or any of its predecessors in interest has used, generated, stored, treated, handled, transported or disposed of has been found at any site at which any person is conducting or plans to conduct any response or other action pursuant to any Environmental Law;

          (vii) to the best of Fasteners' knowledge, there is no friable asbestos or asbestos containing material in, on or at any property, facility or equipment currently owned or operated by Fasteners;

          (viii) no property owned, operated or leased by Fasteners, and to the actual knowledge of Fasteners no property used by Fasteners, is (i) listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended ("CERCLA") or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list published by any governmental authority;

          (ix) to the best of Fasteners' knowledge, no underground storage tank or related piping or surface impoundment, lagoon or landfill is located at, under or on any property currently owned or operated by Fasteners, nor has any such tank or piping been removed or decommissioned from or at such property;

          (x) Fasteners has delivered or otherwise made available for inspection to Fairchild copies of any material investigations, studies, reports, assessments, evaluations and audits in its possession, custody or control of Hazardous Materials at, in, beneath or adjacent to any properties or facilities now or formerly owned, leased, operated or used by Fasteners, or of compliance by it with, or liability of it under, applicable Environmental Laws.

     (b) For purposes of Section 6.20(a):

          (i) "Environment" means any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air, indoor air and any indoor location;

          (ii) "Environmental Claim" means any notice, claim, demand, complaint, suit or other communication by any person alleging potential liability (including, without limi-tation, potential liability for response or corrective action or damages to any person, property or natural resources, and any fines or penalties) arising out of or relating to (1) the Release or threatened Release of any Hazardous Materials or (2) any violation, or alleged violation, of any applicable Environmental Law;

          (iii) "Environmental Laws" means all federal, state, and local laws, statutes, codes, rules, ordinances, regulations, judgments, orders, decrees and the common law relating to pollution or protection of human health or the Environment, including, without limitation, those relating to the Release or threatened Release of Hazardous Materials;

          (iv) "Hazardous Materials" means pollutants, contaminants, hazardous or toxic substances, constituents, materials or wastes, and any other waste, substance, material, chemical or constituent subject to regulation under Environmental Laws; and

          (v) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the Environment.

     6.21 Disclosure. No representation or warranty by Fasteners herein, or in any certificate furnished by or on behalf of Fasteners to Fairchild in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     6.22 Absence of Undisclosed Liabilities. Except as set forth in Schedule 6.22, to the best of Fasteners' knowledge, Fasteners has no liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, and no unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, except the liabilities recorded on the Balance Sheet and the notes thereto, and except for liabilities or obligations incurred in the ordinary course of business and consistent with past practice since March 31, 1997, or that would not individually or in the aggregate have a Fasteners Material Adverse Effect.

     6.23 Finders or Brokers. Except as set forth in Schedule 6.23, none of Fasteners, Edwards, the Board of Directors or any member of the Board of Direc-tors has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the Merger, and Schedule 6.23 sets forth the maximum consideration (present and future) agreed to be paid to each such party.

     6.24 Inventory. Except as disclosed in Schedule 6.24, all inventory reflected on the Fasteners Financial Statements and all inventory acquired since March 31, 1997, in either instance, other than inventory sold in the ordinary course of business consistent with past practice is, as of the date hereof, the property of Fasteners, free and clear of any lien, has not been pledged as collateral, and is not held on consignment from others.


                                   ARTICLE VII

      REPRESENTATIONS AND WARRANTIES OF FAIRCHILD SUBSIDIARY AND FAIRCHILD

     Each of Fairchild Subsidiary and Fairchild, jointly and severally, represents and warrants to Fasteners and Edwards that:

     7.1 Organization and Qualification. Each of Fairchild and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Fairchild and its subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, operations, condition (financial or otherwise) or prospects of Fairchild and its subsidiaries taken as a whole (a "Fairchild Material Adverse Effect"). Neither Fairchild nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation (or other applicable charter document) or By-Laws. Fairchild has delivered to Fasteners accurate and complete copies of the Certificate of Incorporation (or other applicable charter document) and By-Laws, as currently in effect, of each of Fairchild and its material subsidiaries.

     7.2 Capital Stock of Subsidiaries. The only material subsidiaries of Fairchild are those listed in Schedule 7.2. Except as set forth in Schedule 7.2, Fairchild is directly or indirectly the record and beneficial owner of all of the outstanding shares of capital stock of each of its material subsidiaries, there are no proxies with respect to such shares, and no equity securities of any of such subsidiaries are or may be required to be issued by reason of any options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such subsidiary is bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. Other than as set forth in Schedule 7.2, all of such shares so owned by Fairchild are validly issued, fully paid and nonassessable and are owned by it free and clear of any claim, lien or encumbrance of any kind with respect thereto.

     7.3 Capitalization. The authorized capital stock of Fairchild consists of 40,000,000 shares of Fairchild Common Stock, 20,000,000 shares of Class B Common Stock, par value $0.10 per share (the "Class B Common Stock"), and 10,000,000 shares of Preferred Stock, par value $0.10 per share. As of December 31, 1997, 17,047,167 shares of Fairchild Class A Common Stock and 2,624,716 shares of Class B Common Stock are issued and outstanding (excluding 2,951,903 shares of Fairchild Common Stock reserved for issuance pursuant to stock options and warrants). All of such issued and outstanding shares are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above there are not now any shares of capital stock of Fairchild issued or outstanding or any subscriptions, options, warrants, calls, claims, rights (including without limitation any stock appreciation or similar rights), convertible securities or other agreements or commitments of any character obligating Fairchild to issue, transfer or sell any of its securities.

     7.4 Authority Relative to This Agreement. Each of Fairchild Subsidiary and Fairchild is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of Fairchild Subsidiary and Fairchild has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each of Fairchild Subsidiary and Fairchild and no other corporate proceedings on the part of Fairchild Subsidiary and Fairchild are necessary to authorize this Agreement or to consummate the Merger or other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Fairchild Subsidiary and Fairchild and, assuming the due authorization, execution and delivery hereof by Fasteners and Edwards, constitutes a valid and binding agreement of each of Fairchild Subsidiary and Fairchild, enforceable against each of Fairchild Subsidiary and Fairchild in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

     7.5 No Violations, etc.

     (a) Assuming that all filings, permits, authorizations, consents and approvals or waivers thereof have been duly made or obtained as contemplated by
Section 7.5(b) hereof, neither the execution and delivery of this Agreement by Fairchild Subsidiary and Fairchild nor the consummation of the Merger or other transactions contemplated hereby nor compliance by Fairchild Subsidiary and Fairchild with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Fairchild Subsidiary and Fairchild or any of their respective subsidiaries under, any of the terms, conditions or provisions of (x) their respective charters or by-laws, (y) except as set forth in Schedule 7.5, any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation, to which Fairchild Subsidiary and Fairchild or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Fairchild or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (i)(z) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, either have a Fairchild Material Adverse Effect or materially impair Fairchild's or Fairchild Subsidiary's ability to consummate the Merger or other transactions contemplated hereby.

     (b) No filing or registration with, notification to and no permit, authorization, consent or approval of any governmental entity is required by Fairchild Subsidiary or Fairchild or any of their respective subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Fairchild Subsidiary of the Merger or other transactions contemplated hereby, except (i) in connection with the applicable requirements of the HSR Act, (ii) the filing of the Delaware Certificate of Merger, (iii) the filings of the California Certificate of Merger and (iv) such other filings, registrations, notifications, permits, authorizations, consents or approvals the failure of which to be obtained, made or given would not, individually or in the aggregate, either have a Fairchild Material Adverse Effect or materially impair Fairchild Subsidiary's ability to consummate the Merger or other transactions contemplated hereby.

     (c) As of the date hereof, Fairchild and its subsidiaries are not in violation of or default under (x) their respective charter or bylaws, and (y) except as set forth in Schedule 7.5, any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation to which Fairchild or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, except, in the case of clauses (y) and (z) above, for such violations or defaults which would not, individually or in the aggregate, either have a Fairchild Material Adverse Effect or materially impair Fairchild Subsidiary's ability to consummate the Merger or other transactions contemplated hereby.

     7.6 Commission Filings; Financial Statements.

     (a) Fairchild has filed all required forms, reports and documents during the past three years (collectively, the "SEC Reports") with the Securities and Exchange Commission (the "SEC"), all of which complied when filed in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). As of their respective dates the SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of Fairchild (the "Fairchild Financial Statements") and its subsidiaries included or incorporated by reference in such SEC Reports were prepared in accordance with GAAP during the periods involved (except as may be indicated in the notes thereto), and fairly presented the consolidated financial position of Fairchild and its subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

     (b) Fairchild will deliver to Fasteners as soon as they become available true and complete copies of any report or statement mailed by it to its securityholders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by Fasteners, as to which Fairchild makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The audited consolidated financial statements and unaudited consolidated interim financial statements of Fairchild and its subsidiaries to be included or incorporated by reference in such reports and statements (excluding any information therein provided by Fasteners, as to which Fairchild makes no representation) will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and will fairly present the consolidated financial position of Fairchild and its subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

     (c) Fairchild will deliver to Fasteners within 45 days of the end of each fiscal quarter subsequent to the date hereof and prior to the Effective Time unaudited consolidated interim financial statements for such quarter prepared in accordance with generally accepted accounting principles on the same basis as the Fairchild Financial Statements were prepared.

     7.7 Absence of Changes or Events. Except as set forth in Fairchild's Form 10-K for the fiscal year ended June 30, 1997, as amended, as filed with the SEC, or in Fairchild's Form 8-K as filed with the SEC on January 28, 1998, or in Fairchild's Form 13-D as filed with the SEC on January 21, 1998, since June 30, 1997:

          (a) there has been no material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, business, operations, condition (financial or otherwise) or prospects of Fairchild and its subsidiaries taken as a whole;

          (b) there has not been any direct or indirect redemption, purchase or other acquisition of any shares of capital stock of Fairchild or any of its subsidiaries, or any declaration, setting aside or payment of any dividend or other distribution by Fairchild or any of its subsidiaries in respect of their capital stock;

          (c) except in the ordinary course of its business and consistent with past practices neither Fairchild nor any of its subsidiaries has incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, or made any loans or advances to any other individual, firm or corporation;

          (d) there has not been any change in accounting methods, principles or practices of Fairchild or its subsidiaries;

          (e) except in the ordinary course of business and for amounts which are not material, there has not been any revaluation by Fairchild or any of its subsidiaries of any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivables;

          (f) there has not been any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually or in the aggregate, have a Fairchild Material Adverse Effect; and

          (g) there has not been any agreement by Fairchild or any of its subsidiaries to (i) do any of the things described in the preceding clauses
     (a) through (f) other than as expressly contemplated or provided for in this Agreement or (ii) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Article VII untrue or incorrect.

     7.8 Board Recommendation. The Board of Directors of Fairchild Subsidiary has, by a unanimous vote at a meeting of such Board duly held on, or by unanimous written consent of such Board dated January 27, 1998, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby.

     7.9 Disclosure. No representation or warranty by Fairchild herein, or in any certificate furnished by or on behalf of Fairchild to Fasteners in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     7.10 Finders or Brokers. None of Fairchild, the subsidiaries of Fairchild, the Board of Directors or any member of the Board of Directors has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the Merger.

     7.11 Litigation. Except as set forth in the SEC Reports, there is no (i) claim, action, suit or proceeding pending or, to the best knowledge of Fairchild, threatened against or relating to Fairchild or any of its subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which Fairchild, any subsidiary of Fairchild, or any of their respective assets was or is a party except, in the case of clauses (i) or (ii) above, such as would not, individually or in the aggregate, either have a Fairchild Material Adverse Effect or materially impair Fairchild's ability to consummate the Merger.

     7.12 Fairchild Subsidiary. Fairchild Subsidiary has no business operations and as of the Effective Date will not have incurred any liabilities other than liabilities which arise by operation of law under the CGCL and DGCL as a result of the Merger.


                                  ARTICLE VIII

                             CONDUCT OF BUSINESS OF
                          FASTENERS PENDING THE MERGER

     8.1 Conduct of Business of Fasteners Pending the Merger. Except as contemplated by this Agreement or as expressly agreed to in writing by Fairchild, during the period from the date of this Agreement to the Effective Time, Fasteners will conduct its operations according to its ordinary course of business consistent with past practices, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, Fasteners will not, without the prior written consent of Fairchild:

          (a) amend its certificate of incorporation or by-laws;

          (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock;

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock;

          (d) except in the ordinary course of business, consistent with past practices (i) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing lines of credit; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or (iii) make any loans, advances or capital contributions to, or investments in, any other person;

          (e) except as otherwise expressly contemplated by this Agreement or in the ordinary course of business, consistent with past practices, (i) increase in any manner the compensation of any of its directors, officers or other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with such director, officer or employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees; or (iv) except as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof;

          (f) except as otherwise expressly contemplated by this Agreement, enter into any other agreements, commitments or contracts, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business, consistent with past practices;

          (g) except in the ordinary course of business, consistent with past practices, or as contemplated by this Agreement, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights; or

          (h) agree to do any of the foregoing, except in the ordinary course of business, consistent with past practices, or as contemplated by this Agreement.


                                   ARTICLE IX

                            COVENANTS AND AGREEMENTS

     9.1 Additional Agreements; Cooperation.

     (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including using its best efforts (i) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases and other contracts that are specified on Schedule 6.12, (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act, if any, and submissions of information requested by governmental authorities, and (vi) to fulfill all conditions to this Agreement.

     (b) Each of the parties hereto agrees to furnish to the other party hereto such necessary information and reasonable assistance as such other party may request in connection with its preparation of necessary filings or submissions to any regulatory or governmental agency or authority, including, without limitation, any filing necessary under the provisions of the HSR Act or any other applicable Federal or state statute.

     9.2 Publicity. Fasteners, Fairchild Subsidiary and Fairchild agree to consult with each other in issuing any press release and with respect to the general content of other public statements with respect to the transactions contemplated hereby, and shall not issue any such press release prior to such consultation, except as may be required by law.

     9.3 No Solicitation.

     (a) Fasteners agrees that, prior to the Effective Time or unless this Agreement is terminated, it shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Fasteners or acquisition of any kind of all or substantially all of the assets or capital stock of Fasteners (an "Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party (other than Fairchild) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement.

     (b) Fasteners shall immediately advise Fairchild in writing of the receipt of any inquiries or proposals relating to an Acquisition Transaction.

     9.4 Access to Information.

     (a) From the date of this Agreement until the Effective Time, each of Fasteners and Fairchild will give the other party and its authorized representatives (including counsel, environmental and other consultants, accountants and auditors) full access during normal business hours to all facilities, personnel and operations and to all books and records of it and its subsidiaries, will permit the other party to make such in-spections as it may reasonably require and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to its business and properties as the other party may from time to time reasonably request.

     (b) Each of the parties hereto will hold and will cause its consultants and advisors to hold in strict confidence all documents and information furnished by the other in connection with the transactions contemplated by this Agreement as if each such consultant or advisor was a party hereto, and the provisions of this Section 9.4(b) shall survive any termination of this Agreement.

     9.5 Bank Consent. Fasteners will reasonably cooperate with Fairchild to assist Fairchild in obtaining any consent required from Fairchild's bank lenders for Fairchild Subsidiary to effect the Merger.

     9.6 Notification of Certain Matters. Fasteners or Fairchild, as the case may be, shall promptly notify the other of (i) its obtaining of actual knowledge as to the matters set forth in clauses (x) and (y) below, or (ii) the occurrence, or failure to occur, of any event which occurrence or failure to occur would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (y) any material failure of Fasteners, Fairchild or Fairchild Subsidiary, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

     9.7 Fees and Expenses. In the event this Agreement is terminated, Fasteners, Edwards, Fairchild, and Fairchild Subsidiary shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants.

     9.8 Delivery of Additional Financial Statements.

     (a) Until the Effective Time, Fasteners shall deliver to Fairchild interim consolidated financial statements of Fasteners as soon as practicable, but in no event later than forty-five (45) days after the end of each fiscal quarter, consisting of a balance sheet dated as of the last day of such fiscal quarter and related statements of income and cash flow for such current and comparative prior year and fiscal quarter, prepared in a manner consistent with prior practices, and thereafter such statements shall be considered Fasteners Financial Statements hereunder.

     (b) To the extent not included within the Fasteners Financial Statements, Fasteners shall deliver to Fairchild within twenty (20) days after the period to which they relate unaudited monthly financial statements, including a consolidated balance sheet and consolidated statements of earnings and cash flow for the period then ended.

     9.9 Supplemental Disclosure. Until the Effective Time, Fasteners, Edwards, Fairchild Subsidiary and Fairchild shall have the continuing obligation to promptly supplement the information contained in the Schedules attached hereto with respect to any matter hereafter discovered which was in existence on the date hereof and, if known at the date of this Agreement, would have been required to be set forth or described in the Schedules.

     9.10 Taxes.

     (a) Fasteners hereby acknowledges that, for FICA, FUTA, and income tax withholding purposes, Fairchild Subsidiary is regarded as the same employer as Fasteners with respect to the retained employees. Fasteners and Fairchild Subsidiary understand that Fairchild Subsidiary shall assume Fasteners' entire obligation to furnish a Form W-2, Wage and Tax Statement to the employees of Fasteners' business for the calendar year ending December 31, 1998.

     (b) In addition to all personnel files and records relating to employees of Fasteners' business that Fasteners shall deliver to Fairchild Subsidiary when those employees' employment commences with Fairchild Subsidiary as otherwise required by this Agreement, Fasteners shall timely provide Fairchild Subsidiary with any and all other information it needs to comply properly with the requirements of the last sentence of Section 9.10(a).

     (c) Fasteners shall deliver to Fairchild Subsidiary within a reasonable time after a request therefor, with respect to Fasteners' business, copies of Fasteners' (i) Form 940, Employer's Annual Federal Unemployment Tax Returns filed for the two calendar years prior to the Effective Date, (ii) state unemployment tax rate notices for the two calendar years prior to the Effective Date, and (iii) benefit change statements that itemize claims charged against the state account of Fasteners in each state in which its business has operated for the four most recent calendar quarters prior to the Effective Date.

     (d) Fasteners and Edwards, on the one hand, and Fairchild and Fairchild Subsidiary, on the other hand, will (i) provide the other with such assistance as may reasonably be requested in connection with the preparation of any Tax return, any audit or other examination by any taxing authority or any judicial or administrative proceeding with respect to Taxes, (ii) each retain and provide to the other any records or other information that may be relevant to such Tax return, audit examination or proceeding, and (iii) each provide to the other any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any Tax return of the other for any period (which shall be maintained confidentially). Without limiting the generality of the foregoing, the parties shall retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax returns, supporting workpapers, and other books and records or information which may be relevant to such Tax returns for all Tax periods or portions thereof ending before or including the Effective Date, and shall not destroy or dispose of such records or information without first providing the other party with a reasonable opportunity to review and copy the same.

     (e) The parties intend that the Merger shall qualify as and constitute a reorganization under Section 368(a)(2)(D) of the Code. Each of the parties agrees to treat the Merger in such a manner for all Tax purposes including, without limitation, for all purposes of any Federal or state income or franchise tax return filed by any party after the Effective Date.

     (f) Fasteners shall not make a new or change any existing Tax election, change a method of accounting or inventory method, file any amended Tax return, enter into any closing agreement, settle any Tax claim or assessment, or take or omit to take any other action not consistent with past practice, if any such action or omission would have the effect of increasing the Tax liability of Fairchild or Fairchild Subsidiary with re-spect to Fasteners' business for any period after the Effective Date.

     (g) Fasteners and Fairchild Subsidiary shall bear equally all transfer Taxes as a result of the Merger. The parties shall cooperate in the timely filing of all Tax returns as may be required to comply with the provisions of any transfer Tax laws.

     (h) The parties acknowledge that no affirmative election under Code Section 338 may be made with respect to the transaction contemplated by this Agreement.

     9.11 Option on Building. Fasteners and Edwards covenant to assign to Fairchild Subsidiary or its designee all rights as an optionee under that certain Option to Purchase Agreement dated October 1, 1994, as amended between Fasteners and/or Edwards and Linda Edwards, and Angelo Adams and Elizabeth Adams, with respect to the premises described therein.


                                    ARTICLE X

                              CONDITIONS TO CLOSING

     10.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver by the Board of Directors of the waiving party (subject to applicable law) at or prior to the Effective Date of each of the following conditions:

          (a) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (b) no order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the Merger or the transactions contemplated hereby;

          (c) all necessary consents and approvals of any United States or any other governmental authority or any other third party required for the consummation of the transactions contemplated by this Agreement shall have been obtained except for such consents and approvals the failure to obtain which individually or in the aggregate would not have a material adverse effect on the Surviving Corporation and any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (d) Edwards shall have executed and delivered an employment agreement in the form of Exhibit B hereto; and

          (e) Fairchild shall have adopted a Stock Award Plan substantially in the form set forth in Exhibit D hereto, granting awards in an aggregate amount not to exceed $1,000,000 valued at the Closing Date Market Price.

     10.2 Additional Conditions to Obligations of Fairchild. The obligations of Fairchild to effect the Merger shall be subject to the fulfillment or waiver (subject to applicable law), at or prior to the Effective Date, of each of the following conditions:

          (a) Fasteners shall have furnished Fairchild with copies of resolutions duly adopted by its Board of Directors approving the execution and delivery of this Agreement and the Merger and all other necessary corporate action to enable Fasteners to comply with the terms of this Agreement duly certified by the Secretary of Fasteners;

          (b) Fairchild shall have been furnished with a resolution by the sole stockholder of Fasteners approving the execution and delivery of this Agreement and the Merger and all other necessary corporate action to enable Fasteners to comply with the terms of this Agreement;

          (c) Fasteners shall have performed or complied in all material respects with all its agreements, obligations and covenants required by this Agreement to be performed by it on or prior to the Effective Date, and Fasteners shall have delivered to Fairchild a certificate, dated the Effective Date, of its President and its Secretary to such effect;

          (d) the representations and warranties of Fasteners contained herein shall be true and correct in all material respects on the date of this Agreement and the Effective Date as though such representations and warranties were made at and on such date, and Fasteners shall have deliv-ered to Fairchild a certificate, dated the Effective Date, of its President and its Secretary to such effect;

          (e) there shall not have occurred since March 31, 1997 any material adverse change in the business, operations, assets, financial condition or results of operations of Fasteners;

          (f) Fairchild shall have obtained consent from its banks to permit Fairchild Subsidiary to consummate the Merger;

          (g) Edwards and Linda Edwards shall have assigned to Fairchild or its designee all rights as an optionee under that certain Option to Purchase Agreement dated October 1, 1994, between Fasteners and/or Edwards and Linda Edwards, and Angelo Adams and Elizabeth Adams, as amended (the "Option"), with respect to premises described therein;

          (h) Angelo Adams and Elizabth Adams as owners of that property commonly known as 20660 Nordoff Street, Chatsworth, California 91311 shall have consented in writing to (i) the transfer by Edwards and Linda Edwards of their rights under the Option to Fairchild Subsidiary or a designee of Fairchild Subsidiary; (ii) the transfer by operation of law of the Fasteners' rights under the Option to Fairchild Subsidiary; and (iii) the transfer by operation of law of the Fasteners' rights under the lease for the real property located at 20660 Nordoff Street, Chatsworth, California 91311 to Fairchild Subsidiary; and

          (i) Edwards and Fasteners shall have executed and delivered to Fairchild the tax representation letters set forth as Exhibit C hereto dated the Effective Date.

     10.3 Additional Conditions to Obligations of Fasteners. The obligations of Fasteners to effect the Merger shall be subject to the fulfillment or waiver (subject to applicable law), at or prior to the Effective Date, of each of the following conditions:

          (a) Each of Fairchild Subsidiary and Fairchild shall have furnished Fasteners with certified copies of resolutions duly adopted by its Board of Directors approving the execution and delivery of this Agreement and the Merger and all other necessary corporate action to enable Fairchild Subsidiary and Fairchild to comply with the terms of this Agreement;

          (b) Fasteners shall have been furnished with a resolution by the sole stockholder of Fairchild Subsidiary approving the execution and delivery of this Agreement and the Merger and all other necessary corporate action to enable Fairchild Subsidiary to comply with the terms of this Agreement;

          (c) Fairchild Subsidiary and Fairchild shall have performed or complied in all material respects with all its agreements, obligations and covenants required by this Agreement to be performed by it on or prior to the Effective Date and Fairchild shall have delivered to Fasteners a certificate, dated the Effective Date, of its President and its Secretary to such effect;

          (d) the representations and warranties of Fairchild Subsidiary and Fairchild contained herein shall be true and correct in all material respects on the date of this Agreement and the Effective Date as though such representations and warranties were made at and on such date and Fairchild shall have delivered to Fasteners a certificate, dated the Effective Date, of its President and its Secretary to such effect;

          (e) there shall not have occurred since June 30, 1997 any material adverse change in the business, operations, assets, financial condition or results of operations of Fairchild and its subsidiaries; and

          (f) Fairchild shall have delivered to Edwards an executed Registration Rights Agreement in the form of Exhibit A hereto.

          (g) Fairchild and Fairchild Subsidiary shall have executed and delivered to Edwards and Fasteners the tax representation letters set forth as Exhibit E hereto dated the Effective Date.


                                   ARTICLE XI

                                   TERMINATION

     11.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

          (a) by mutual written consent of Fairchild Subsidiary and Fasteners;

          (b) by either Fairchild Subsidiary or Fasteners if the Effective Time has not occurred on or prior to May 29, 1998;

          (c) by Fairchild Subsidiary if Fasteners or Edwards fails to perform in any material respect any of its obligations under this Agreement within five days after receipt of notice that it has breached an obligation to perform under this Agreement;

          (d) by Fasteners if Fairchild Subsidiary or Fairchild fails to perform in any material respect any of its obligations under this Agreement within five days after receipt of notice that it breached an obligation to perform under this Agreement; or

          (e) by Fairchild Subsidiary or Fasteners if a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree, or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

     11.2 Effect of Termination. In the event of the termination of this Agreement pursuant to the foregoing provisions of this Article XI, this Agreement shall become void and have no effect, with no liability on the part of any party or its stockholders or directors or officers in respect thereof except for agreements which survive the termination of this Agreement and except for liability that Fairchild Subsidiary, Fairchild, Fasteners or Edwards might have arising from a breach of this Agreement.


                                   ARTICLE XII

                          SURVIVAL AND INDEMNIFICATION

     12.1 Survival of Representations and Warranties. All representations and warranties made in this Agreement shall survive from the Effective Time until the date that is two years after the Effective Time and shall not be extinguished by the Merger or any investigation made by or on behalf of any party hereto; provided that (x) the representations and warranties set forth in
Section 6.18 shall survive until 60 days after the expiration of the period of the statute of limitations for the Taxes for which a claim is being made and (y) the representations and warranties set forth in Section 6.20 shall survive for a period of 7 years after the Effective Time.

     12.2 Indemnification by Fairchild Subsidiary and Fairchild. Each of Fairchild Subsidiary and Fairchild hereby agrees, jointly and severally, to indemnify and hold harmless Edwards against any and all losses, liabilities and damages or actions (or actions or proceedings, whether commenced or threatened) or claims (including, without limitation, counsel fees and expenses of Edwards in the event that Fairchild Subsidiary or Fairchild fails to assume the defense thereof) in respect thereof (hereinafter referred to collectively as "Losses") resulting from any breach of the representations and warranties made by Fairchild Subsidiary or Fairchild in this Agreement; provided, however, that Fairchild Subsidiary's and Fairchild's obligations under this Section 12.2 is to the extent that the Losses exceed $500,000 in the aggregate, in which event, Edwards shall be entitled to claim indemnity for the full amount of Losses equaling $500,000 and all Losses in excess of $500,000 and that the maximum amount of any indemnity pursuant to this Section shall be limited to $23,500,000. Notwithstanding the foregoing, in no event shall Edwards be entitled to indemnification for, and the term "Losses" shall not include (i) any consequential damages or damages which are speculative, remote or conjectural (except to the extent represented by a successful claim by a third party); or
(ii) Losses which, individually, are less than $10,000.

     If any action, proceeding or claim shall be brought or asserted against Edwards by any third party, which action, proceeding or claim, if determined adversely to the interests of Edwards would entitle Edwards to indemnity pursuant to this Agreement, Edwards shall promptly but in no event later than 10 days from the date Edwards receives written notice of such action, proceeding or claim, notify Fairchild Subsidiary and Fairchild of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto (but the failure to give such notice in a timely fashion shall not affect Fairchild Subsidiary's and Fairchild's obligations under this Section 12.2 except to the extent it prejudiced or damaged their ability to defend, settle or compromise such claim or to pay any Losses resulting therefrom), and Fairchild Subsidiary and Fairchild shall be entitled (but not obligated) to assume the defense thereof by giving written notice thereof within 10 days after Fairchild Subsidiary and Fairchild received notice of the claim from Edwards and have the sole control of defense and settlement thereof (but only, with respect to any settle-ment, if such settlement involves an unconditional release of Edwards and its subsidiaries in respect of such claim), including the employment of counsel and the payment of all expenses.

     To the extent that Edwards receives (i) any Tax benefit in respect of a Loss for which he has been indemnified by Fairchild or Fairchild Subsidiary or
(ii) insurance proceeds in respect of a Loss for which he has been indemnified by Fairchild or Fairchild Subsidiary, Edwards will reimburse Fairchild or Fairchild Subsidiary, as the case may be, for the full amount of such Tax benefit or insurance proceeds; provided, however, that he will not reimburse Fairchild or Fairchild Subsidiary, as the case may be, for an amount greater than that which he received as indemnity from Fairchild or Fairchild Subsidiary, as the case may be, in respect of such Loss. In computing the amount of any Tax benefit, Edwards shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the incurrence of such Loss. Edwards agrees to use his reasonable efforts to secure an insurance recovery in respect of any and all Losses.

     12.3 Indemnification by Edwards. Edwards hereby agrees to indemnify and hold harmless Fairchild Subsidiary and Fairchild against any and all losses, liabilities including all Taxes and damages or actions (or actions or proceedings, whether commenced or threatened) or claims (including, without limitation, counsel fees and expenses of Fairchild Subsidiary and Fairchild in the event that Edwards fails to assume the defense thereof) in respect thereof hereinafter referred to as the "Fasteners' Losses") resulting from the breach of the representations and warranties made by Fasteners and Edwards in this Agreement; provided, however, that Edwards' obligation under this Section 12.3 is to the extent that the Fasteners' Losses exceed $500,000 in the aggregate, in which event, Fairchild and Fairchild Subsidiary shall be entitled to claim indemnity for the full amount of Fasteners' Losses equaling $500,000 and all Fasteners' Losses in excess of $500,000 and that the maximum amount of any indemnity pursuant to this Section shall be limited to $23,500,000. Notwithstanding the foregoing, in no event shall Fairchild Subsidiary or Fairchild be entitled to indemnification for, and the term "Fasteners' Losses" shall not include (i) any consequential damages or damages which are speculative, remote or conjectural (except to the extent represented by a successful claim by a third party); or (ii) Fasteners' Losses which, individually, are less than $10,000.

     If any action, proceeding or claim shall be brought or asserted against Fairchild Subsidiary or Fairchild by any third party, which action, proceeding or claim, if determined adversely to the interests of Fairchild Subsidiary or Fairchild would entitle Fairchild Subsidiary or Fairchild to indemnity pursuant to this Agreement, Fairchild Subsidiary or Fairchild shall, promptly but in no event later than 10 days from the date Fairchild Subsidiary or Fairchild receives written notice of such action, proceeding or claim, notify Edwards of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto (but the failure to give such notice in a timely fashion shall not affect Edwards' obligations under this Section 12.3 except to the extent it prejudiced or damaged Edwards' ability to defend, settle or compromise such claim or to pay any Fasteners' Losses resulting therefrom), and Edwards shall be entitled (but not obligated) to assume the defense thereof by giving written notice thereof within 10 days after Edwards received notice of the claim from Fairchild Subsidiary or Fairchild and have the sole control of defense and settlement thereof (but only, with respect to any settlement, if such settlement involves an unconditional release of Fairchild Subsidiary and Fairchild and their respective subsidiaries in respect of such claim), including the employment of counsel and the payment of all expenses. Fairchild and Fairchild Subsidiary agree to use their reasonable efforts to secure an insurance recovery in respect of any and all Fasteners' Losses.

     To the extent that Fairchild or Fairchild Subsidiary receives (i) any Tax benefit in respect of a Fasteners' Loss for which they have been indemnified by Edwards or (ii) insurance proceeds in respect of a Fasteners' Loss for which they have been indemnified by Edwards, Fairchild or Fairchild Subsidiary, as the case may be, will reimburse Edwards for the full amount of such Tax benefit or insurance proceeds; provided, however, that they will not reimburse Edwards for an amount greater than that which they received as indemnity from Edwards in respect of such Fasteners' Loss. In computing the amount of any Tax benefit, Fairchild or Fairchild Subsidiary, as the case may be, shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the incurrence of such Fasteners' Loss.

     12.4 Set-Off. In the event that either Fairchild Subsidiary, Fairchild or Edwards fails to make any payment required by Section 12.2 or 12.3 hereof, the party entitled to receive such payment may set off the amount thereof against any other payments owed by it to the party failing to make such payment; provided that prior to making such set-off, the party entitled to make such set-off must notify the other party and inform it of its intent to make such set-off, and if the other party fails to make the payment required by
Section 12.2 or 12.3 hereof within five business days after having received notice of the impending set-off, the party entitled to make such set-off can make such set-off.


                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.1 Closing and Waiver.

     (a) Unless this Agreement shall have been terminated in accordance with the provisions of Section 11.1 hereof, a closing (the "Closing" and the date and time thereof being the "Closing Date") will be held as soon as practicable after the conditions set forth in Sections 10.1, 10.2 and 10.3 shall have been satisfied or waived. The Closing will be held at the offices of Paul, Hastings, Janofsky & Walker LLP, 555 South Flower Street, Los Angeles, California, or at such other places as the parties may agree. Immediately thereafter, each of the Delaware Certificate of Merger and the California Certificate of Merger will be filed.

     (b) At any time prior to the Effective Date, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly authorized by and signed on behalf of such party.

     13.2 Notices.

     (a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier advertising guaranteed next day delivery, to such other party's address.

                  If to Fairchild or Fairchild Subsidiary:

                           300 West Service Road
                           Chantilly, VA  20153
                           Facsimile No.:  (703) 478-5775
                           Attention:  Donald Miller, Esq.

                           with a copy to:

                           James J. Clark, Esq.
                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, NY  10005
                           Facsimile No.:  (212) 269-5420

                  If to Fasteners or Edwards:

                           20660 Nordhoff St.
                           Chatsworth, CA  91311
                           Facsimile No.:  (818) 998-1412
                           Attention:  Mr. Robert Edwards

                           with a copy to:

                           Michael K. Lindsey, Esq.
                           Paul, Hastings, Janofsky
                             & Walker LLP
                           555 South Flower Street
                           Los Angeles, CA  90071
                           Facsimile No.:  (213) 627-0705

     (b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, if mailed; when sent, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     13.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.4 Interpretation. The headings of articles and sections herein are for convenience of reference, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. As used in this Agreement, "person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof; "subsidiary" of any person means (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other subsidiaries of such person or by such person and one or more subsidiaries thereof or (ii) any other person (other than a corporation) in which such person, or one or more other subsidiaries of such person or such person and one or more other subsidiaries thereof, directly or indirectly, have more than a majority ownership and voting power relating to the policies, management and affairs thereof; and "voting stock" of any person means capital stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     13.5 Variations and Amendment. This Agreement may be varied or amended only by written action of Fasteners and Fairchild, before or after the Special Meeting at any time prior to the Effective Time.

     13.6 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity which is not a party or permitted assignee of a party to this Agreement.

     13.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

     13.8 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     13.9 No Recourse Against Others. No director, officer or employee, as such, of Fasteners, Fairchild Subsidiary or Fairchild or any of their respective subsidiaries shall have any liability for any obligations of Fasteners, Fairchild Subsidiary or Fairchild, respectively, under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

     13.10 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     13.11 Schedules. Any fact, item or matter disclosed on any Schedule to this Agreement shall be deemed disclosed on all other Schedules to this Agreement to which such fact, item or matter may apply. Any agreement or arrangement entered into by Fairchild, or any subsidiary or affiliate of Fairchild, and Fasteners shall be deemed disclosed on all Schedules to this Agreement. Any fact, item, matter or contract disclosed on any Schedule hereto shall not by reason of such inclusion (1) be deemed to be material and shall not be employed as a point of reference in determining any standard of materiality under this Agreement, (2) represent a determination that such item, matter or contract did not arise in the ordinary course of business, or (3) be deemed an admission of liability concerning such item or matter.

     IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be executed by their duly authorized officers all as of the day and year first above written.

                         EDWARDS & LOCK MANAGEMENT CORP.


                         By:/s/ Robert Edwards
                            ------------------------------
                            Name: Robert Edwards
                            Title: President



                         SPECIAL-T FASTENERS, INC.


                         By:/s/ Donald E. Miller
                            -----------------------------
                            Name:   Donald E. Miller
                            Title:  Vice President


                         THE FAIRCHILD CORPORATION


                         By:/s/ Donald E. Miller
                            -----------------------------
                            Name:   Donald E. Miller
                            Title:  Senior Vice President


                            /s/ Robert Edwards
                            --------------------------
                            Robert Edwards

                               FIRST AMENDMENT TO

                          AGREEMENT AND PLAN OF MERGER


     This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER dated as of February 20, 1998 ("First Amendment") is made by and among The Fairchild Corporation, a Delaware corporation ("Fairchild"), Special-T Fasteners, Inc., a Delaware corporation ("Fairchild Subsidiary"), Edwards & Lock Management Corp., dba Special T Fasteners, a California corporation ("Fasteners") and Robert Edwards, a California resident ("Edwards"), amending certain provisions of the Agreement and Plan of Merger dated as of January 28, 1998 (including the exhibits and schedules thereto, the "Merger Agreement") by and among Fairchild, Fairchild Subsidiary, Fasteners and Edwards. Terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

     WHEREAS, Fairchild, Fairchild Subsidiary, Fasteners and Edwards have agreed to modify certain terms and conditions as specifically set forth in this First Amendment.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                       AMENDMENTS TO THE MERGER AGREEEMNT


     1.1 The second sentence of Section 3.1(a) of the Merger Agreement is revised in its entirety to read as follows:

     "Merger Consideration" means (x) shares of Class A Common Stock, $0.10 par value per share, of Fairchild (the "Fairchild Common Stock") having a market value of $23,500,000 based on the Closing Date Market Price (as defined in Section 3.1(b)) except as set forth in Section 3.1(b) (the "Closing Date Market Price Shares") and (y) $23,000,000 in cash subject to decrease as set forth in
Section 3.1(b), plus interest at the rate of 10% per annum from January 1, 1998 until the Effective Time and (z) the Additional Merger Consideration (as defined in Section 3.3.)

     1.2 The existing Section 3.3 is renumbered 3.4 and a new Section 3.3 is hereby added to the Merger Agreement to read as follows:

     "3.3. Additional Merger Consideration

     (a) During the period commencing on the Effective Date and ending upon the earlier of (a) the second anniversary of the Effective Date or (b) the date of termination for any reason of Edwards' employment, Edwards will be paid the amount, if any, (the "Additional Merger Consideration") by which (i) 10% of the aggregate EBITD (as defined below) of the Surviving Corporation (the "Earnings Share") for the period commencing on the Effective Date and ending June 30, 1998 and thereafter for all completed fiscal quarters (for which Edwards was employed for such entire fiscal quarter pursuant to the employment agreement (the "Employment Agreement") attached hereto as Exhibit B) exceeds (ii) $520,000 per year (the "Amount") (pro rated on a per diem basis for any period less than 12 calendar months); provided, however, that if during the period commencing on the Effective Date and ending one year later the Earnings Share accrued for such period is less than the Amount, then the difference between the Amount and the Earnings Share accrued for such period shall be subtracted from any Additional Merger Consideration accruable for the next fiscal quarter and thereafter from each subsequent fiscal quarter until such difference shall be consumed. "EBITD" means the consolidated net income of a person for any period plus, to the extent deducted in determining consolidated net income, the consolidated interest expense, federal, state, local and foreign income tax expense and depreciation expense of such person for such period, in each case as determined in accordance with generally accepted accounting principles in the United States as in effect from time to time.

     (b) The Additional Merger Consideration will be paid to Edwards within 75 days of the Adjustment Date (as defined below) as follows: (i) 50.1% of the Additional Merger Consideration shall be paid to Edwards in Fairchild Common Stock (the

          "Adjustment Date Market Price Shares") based on the Adjustment Date Market Price (as defined below); and (ii) the remainder of the Additional Merger Consideration shall be paid to Edwards in cash by the Surviving Corporation; provided, however, that if the closing price of the Fairchild Common Stock on the day immediately prior to the Adjustment Date (the "Closing Adjustment Date Price") is less than the Adjustment Date Market Price, then the number of shares to be received as part of the Additional Merger Consideration shall be increased such that the total number of shares received (the "Closing Shares") as part of the Merger Consideration is at least 50.1% of the total Additional Merger Consideration based on the Closing Adjustment Date Price; provided, further, however, that in such case the amount of cash to be received as part of the Additional Merger Consideration shall be reduced by an amount in cash equal to the product of the Adjustment Date Market Price multiplied by the difference between the Closing Shares and the Adjustment Date Market Price Shares. The "Adjustment Date" shall be the last day of each fiscal year of the Surviving Corporation; provided that if the Employment Agreement is terminated prior to the end of a fiscal year, the Adjustment Date shall be the effective date of such termination. The "Adjustment Date Market Price" means, with respect to one share of Fairchild Common Stock, the average closing price for such share as reported on the New York Stock Exchange for the 20 most recent trading days ending on the fifth day prior to the Adjustment Date.

     (c) The parties agree that a portion of the Additional Merger Consideration described in Section 3.3(a), if any, shall be treated as unstated interest as defined in Section 483(b) of the Code.

     (d) In the event the Surviving Corporation makes any material acquisition or disposition, Fairchild and Edwards agree to negotiate in good faith to make any necessary adjustments to this Section 3.3 to reflect such acquisition or disposition."

                                   ARTICLE II

                     AMENDMENTS TO THE EMPLOYMENT AGREEMENT
                                   (EXHIBIT B)


     2.1 Section 1 of Exhibit B to the Merger Agreement shall be amended by deleting the definitions of the terms "Adjustment Date", "Difference", "Draw" and "EBITD".

     2.2 Section 1 of Exhibit B to the Merger Agreement shall be amended by adding the following definition:

     "'Salary' shall have the meaning ascribed to such term in Section 5."

     2.3 Section 5 of Exhibit B to the Merger Agreement shall be amended in its entirety to read as follows:

          "5. Compensation. In consideration for his services to the Company, the Company shall pay to Edwards a salary equal to $520,000 per year, payable in equal installments, less tax withholding, in accordance with the Company's payroll practices (the "Salary").

          It is hereby understood that Special T will change its fiscal year to June 30."


                                   ARTICLE III

                        PROVISIONS OF GENERAL APPLICATION


     3.1 Except as otherwise expressly provided by this First Amendment, all of the terms, conditions and provisions to the Merger Agreement remain unaltered. The Merger Agreement and this First Amendment shall be read and construed as one agreement.

     3.2 If any of the terms of this First Amendment shall conflict in any respect with any of the terms of the Merger Agreement, the terms of this First Amendment shall be controlling.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized officers, all as of the day and year first above written.


                        THE FAIRCHILD CORPORATION


                        By:/s/ Donald E. Miller
                           -------------------------------
                           Name:  Donald E. Miller
                           Title: Senior Vice President


                        SPECIAL-T FASTENERS, INC.


                        By:/s/ Donald E. Miller
                           -------------------------------
                           Name:   Donald E. Miller
                           Title:  Vice President


                        EDWARDS & LOCK MANAGEMENT CORP.


                        By:/s/ Robert Edwards
                           ------------------------------
                           Name: Robert Edwards
                           Title: President


                           /s/ Robert Edwards
                           ----------------------------
                           Robert Edwards

                               SECOND AMENDMENT TO

                          AGREEMENT AND PLAN OF MERGER


     This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER dated as of March 2, 1998 ("Second Amendment") is made by and among the Fairchild Corporation, a Delaware corporation ("Fairchild"), Special-T Fasteners, Inc., a Delaware corporation ("Fairchild Subsidiary"), Edwards & Lock Management Corp., dba Special T Fasteners, a California corporation ("Fasteners") and Robert Edwards, a California resident ("Edwards"), amending certain provisions of the Agreement and Plan of Merger dated as of January 28, 1998 (including the exhibits and schedules thereto, the "Merger Agreement"), as amended to date, by and among Fairchild, Fairchild Subsidiary, Fasteners and Edwards. Terms used but not otherwise defined shall have the respective meanings ascribed thereto in the Merger Agreement.

     WHEREAS, Fairchild, Fairchild Subsidiary, Fasteners and Edwards have agreed to modify certain terms and conditions as specifically set forth in this Second Amendment.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                       AMENDMENTS TO THE MERGER AGREEMENT


     1. Merger Consideration. The parties acknowledge that, as a result of an arithmetic error in determining the Closing Date Market Price, the number of shares of Fairchild Common Stock delivered on the Effective Date as part of the Merger Consideration exceeds the number of such shares required to be delivered pursuant to Section 3.1 of the Merger Agreement. Specifically, the parties acknowledge and agree that (a) the Closing Date Market Price used to determine the number of Closing Date Market Price Shares is $22.2219 per share, (b) the correct Closing Date Market Price is $22.2719 per share, (c) the number of Closing Date Market Price Shares delivered is 1,057,515 shares, (d) the correct number of Closing Date Market Price Shares required to be delivered is 1,055,141 shares and (e) as a result of such arithmetic error, the Merger

Consideration delivered at the Effective Time includes 2,374 shares of Fairchild Common Stock (the "Excess Shares") in excess of the number of shares required to be delivered.

     2. Transaction Price Adjustment. In determining any adjustment in the Merger Consideration otherwise required pursuant to Section 5.1 Merger Agreement, (a) Fairchild shall be deemed to have advanced Edwards a number of shares of Fairchild Common Stock equal to the Excess Shares and (b) the number of shares of Fairchild Common Stock to which Edwards would otherwise be entitled pursuant to Section 5.1(e) of the Merger Agreement shall be reduced by the Excess Shares so advanced by Fairchild. In the event no adjustment in the Merger Consideration is required pursuant to Section 5.1(e) of the Merger Agreement, Edwards shall promptly deliver the Excess Shares to Fairchild.

     3. Consent to Assignment. Edwards shall use his best efforts to deliver to Fairchild Subsidiary, promptly after the Effective Date, a fully executed Consent to Assignment in form and substance attached hereto as Exhibit A (the "Consent"). Edwards shall indemnify and defend Fairchild Subsidiary from and against all claims, causes of action and liabilities of whatsoever nature which may arise in connection with the failure of delivery of the fully executed Consent as of the Effective Date.

     4. Restricted Stock Award Plan. Within forty-five (45) days after the Effective Date, Fairchild Subsidiary shall deliver to Edwards (a) copies of resolutions duly adopted by the Board of Directors of Fairchild Subsidiary approving the Stock Award Plan provided for in Section 10.1(e) of the Merger Agreement, such resolutions to be duly certified by the Secretary of Fairchild Subsidiary, and (b) executed Restricted Stock Award Agreements, in form and substance reasonably acceptable to Edwards, (i) awarding an aggregate of 44,900 shares of Fairchild Common Stock to such employees of Fairchild Subsidiary as Edwards shall designate and (ii) containing releases by such employees of Fasteners and Edwards with respect to claims, causes of action and liabilities of whatsoever nature which may have arisen on or before the Effective Date.

                                   ARTICLE II

                        PROVISIONS OF GENERAL APPLICATION


     2.1. Except as otherwise expressly provided by this Second Amendment, all of the terms, conditions and provisions to the Merger Agreement, as amended to date, remain unaltered. The Merger Agreement and this Second Amendment shall be read and construed as one agreement.

     2.2. If any of the terms of this Second Amendment shall conflict in any respect with any of the terms of the Merger Agreement, as amended to date, the terms of this Second Amendment shall be controlling.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

                            THE FAIRCHILD CORPORATION


                            By: /s/ Donald E. Miller
                                -----------------------------
                                  Donald E. Miller
                                  Secretary


                            SPECIAL-T FASTENERS, INC.


                            By: /s/ Donald E. Miller
                                -----------------------------
                                Donald E. Miller
                                Secretary


                            EDWARDS & LOCK MANAGEMENT CORP.


                            By: /s/ Robert E. Edwards
                                Robert E. Edwards
                                President

                                /s/ Robert E. Edwards
                                ------------------------------
                                Robert E. Edwards